                                                                    EXHIBIT 3.54
                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-3484250

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

         We, Richard Pyle, Vice President, and Ray Dewhirst, Clerk of Franklin Athletic Club, Inc., located at 750 Union Street, Franklin MA 02038, certify that these Articles of Amendment affecting articles numbered: I of the Articles of Organization were duly adopted by written consent on Oct. 12, 2000, by vote of: 1,000 shares of Common Stock of 1,000 shares outstanding, being all of each type, class or series outstanding and entitled to vote thereon.

Voted: That the name of the Corporation be, and it hereby is, changed from "Franklin Athletic Club, Inc." to "TSI Franklin (MA), Inc."

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: Upon filing.

SIGNED UNDER THE PENALTIES OF PERJURY, this 25th day of October, 2000.

/s/ Richard Pyle                                        , Vice President
--------------------------------------------------------
Richard Pyle

/s/ Raymond Dewhirst                                    , Clerk
--------------------------------------------------------
Raymond Dewhirst

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)

                                   ARTICLE I
                         The name of the corporation is

                          Franklin Athletic Club, Inc.

                                   ARTICLE II
          The purpose of the corporation is to engage in the following business activities:

(a) To engage in the general development, management, operation and renovation of physical fitness centers, whether free standing or otherwise; and to manage, develop and operate sports fitness and rehabilitation programs, counseling, fitness and recreational exercising; to operate related recreational activities including the sale of food and beverages; to buy, sell, and generally deal in recreational and health products and supplies.

(b) To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law (Ch. 1568) of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

                                  ARTICLE III
The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation authorized to issue.

                  WITHOUT PAR VALUE

----------------------------------------------------
TYPE                                NUMBER OF SHARES
----------------------------------------------------
Common:                                  200,000
----------------------------------------------------
Preferred:                                 --
----------------------------------------------------

                     WITH PAR VALUE

-----------------------------------------------------
TYPE                  NUMBER OF SHARES      PAR VALUE
-----------------------------------------------------
Common:                       --                --
-----------------------------------------------------
Preferred:                    --                --
-----------------------------------------------------

                                   ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation of each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

         Not applicable

                                   ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

         Not applicable

                                   ARTICLE VI
Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders.

         See Pages 6A, 6B and 6C annexed hereto and made a part hereof as if set out verbatim.

                                     PAGE 6A

                            OTHER LAWFUL PROVISIONS:

1. Meetings of the stockholders may be held within the Commonwealth and elsewhere in the United States to the extent permitted by the By-Laws.

2. The corporation may be a partner in any business enterprise which the corporation would have power to conduct by itself.

3. The corporation shall, to the extent legally permissible, indemnify each of its present or former directors and officers and any person who may be then serving or who may have previously served at its request as a director or officer of any other organization in which it owns or owned shares or of which it is or was a creditor and it may, to the extent authorized by the directors, indemnify present or former employees and other agents or any person who may be then serving or who may have previously served at its request as an employee or agent or any other organization in which it directly or indirectly owns or owned shares or of which it is or was a creditor against all liabilities, expenses and attorneys' fees including amounts incurred or paid by him
         (a) in connection with the defense or disposition of any action, suit or proceeding, civil or criminal, and any appeal therein, in which he is made a party or involved by reason of being or having been such director, officer, employee or other agent, (b) in connection with any proceeding in advance of the final disposition of such action, suit or proceeding, (c) in satisfaction of judgments or as fines and penalties, or (d) in connection with any compromise or settlement first approved by (i) a disinterested majority of the directors then in office, or
         (ii) a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director, officer, employee or other agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or (iii) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer, upon receipt of an undertaking by the person indemnified to repay such amount if he shall be adjudicated to be not entitled to indemnification. An "interested" director is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.

                                     PAGE 6B

         Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section.

         Notwithstanding the foregoing, indemnification shall not be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

         Any right to indemnification arising hereunder shall inure to the benefit of the heirs, executors or administrators of any such officer or director, employee or other agent and shall be in addition to all other rights to which such officer, director, employee or other agent may be entitled as a matter of law.

         The corporation may purchase and maintain insurance on behalf of any such director, officer, employee or other agent above-mentioned against any liability incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

4. The Board of Directors of the corporation may make, amend, or repeal the By-Laws of the corporation, in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization, or the By-Laws, require action exclusively by the stockholders entitled to vote thereon; but any By-Law adapted by the Board of Directors may be amended or repealed by the stockholders.

5. The directors shall have the power to fix, from time to time, their own compensation and the compensation of officers and employees of the corporation.

6. No contract or other transaction between this corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the directors or officers of this corporation is or are interested in, or is a member, stockholder, director, or officer, or are members, stockholders, directors, or officers of such other firm or corporation, and any director or officer or officers, individually or jointly, may be a party or parties to, or may be interested in, any contract, transaction of this corporation or in which this corporation is interested, and no contract, act or transaction of this corporation with any person or persons, firm, association or corporation, shall be affected or invalidated by reason of the fact that any director or directors or officer or officers of this corporation is a party or are parties to, or interested in such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or any firm, association or corporation which he may be anyway interested.

                                     PAGE 6C

7. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of laws imposing such liability; provided, however. that this provision shall not affect the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, to the fullest extent that the Business Corporation Law may hereafter be amended to enlarge upon the ability of the Corporation to provide herein for the elimination or limitation of the liability of directors, no director shall be personally liable to the Corporation or its stockholders for breach of his fiduciary duty as a director. No amendment to or repeal of this provision shall apply to or have any effect upon the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

                                 ARTICLE VIII(b)

President:             Paul Couturier               24 Channing Road                   Same
                                                    Newton Centre, MA 02159

Treasurer:             Steven R Levisohn            30 Evans Road                      Same
                                                    Brookline, MA 02146

Clerk:                 Peter B. Finn                117 Tudor Road                     Same
                                                    Needham, MA 02192

Directors:             Steven R Levisohn            30 Evans Road                      Same
                                                    Brookline, MA 02146

                       Bruce E. Buckbee             One Audobon Rd.                    Same
                                                    Wakefield, MA 01810

                       Paul Couturier               24 Channing Road                   Same
                                                    Newton Centre, MA 02159

                       Charles A. Austin, III       770 Boylston St. Apt 11B           Same
                                                    Boston, MA 02199

                       Peter B. Finn                117 Tudor Road                     Same
                                                    Needham, MA 02192

                       Leo Kahn                     180 Kent Street                    Same
                                                    Waban, MA

                       Michael H. Kenyon            10 Jericho Lane                    Same
                                                    Wayland, MA 01778

                       Richard H. Sayre             63 Shore Road, Suite 35            Same
                                                    Winchester, MA 01880

                       Richard Ruback               32 Alberta Road                    Same
                                                    Brookline, MA 02467

                                  ARTICLE VII
The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is

         One Audobon Road, Wakefield, MA 01880

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                                NAME                                RESIDENCE                    POST OFFICE ADDRESS
President

Treasurer                                               Please see attached Article VIII (b)

Clerk

Directors

c. The fiscal year of the corporation shall end on the last day of the month of:

         December

d. The name and business address of the resident agent of the corporation, if any, is:

         N/A

                                   ARTICLE IX
By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 17th day of August, 1999.

   /s/ Peter B. Finn, Incorporator
------------------------------------------------------------------
Peter B. Finn, Incorporator
50 Rowes Wharf
Boston, MA 02110

                        The Commonwealth of Massachusetts

                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)

                I hereby certify that, upon an examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 27(h) day of August, 1999.

                Effective date: __________________________

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

                FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purposes of filing shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.

                          TO BE FILED IN BY CORPORATION
                      Photocopy of document to be sent to:

                             Peter B. Finn, Esquire
                              Rubin and Rudman LLP
                                 50 Rowes Wharf
                                Boston, MA 02110

                            Telephone: (617) 330-7000